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                                                                      Exhibit 21

6 Harrison Corporation
Ark 38 Corporation
Beach Funding Corporation
Branford 55 Corporation
Cal Second 49 Corporation
CAPT 47 Corporation
Coast 56 Corporation
DAPT 51 Corporation
Ericsson Associates Inc.
Fort Granite 44 Corporation
Garfield 48 Corporation
Greenwich 1st Corporation
Greenwich Funding Corporation
Greenwich Mgmt Corporation
Harrison 1st Corporation
Harrison Financial Associates Inc.
Harrison Financial Corporation
Harrison Funding Corporation
Hudson Management Corporation
Island 52 Corporation
Jackson Union 28 Corporation
Jersey 45 Corporation
Kearny 39 Corporation
Madison 54 Corporation
Mass Fed 29 Corporation
New Haven 40 Corporation
New Haven 53 Corporation
Newport 50 Corporation
North Fork 41 Corporation
Norwich 42 Corporation
NY Apt 33 Corporation
Rontex 1617 Corporation
Shelton 46 Corporation
St. Pete 43 Corporation
Tribeca Funding Corporation
Worth Management Corporation
Rockwell Drilling Corporation
Tribeca Lending Corporation
Miramar Resources Inc.